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                                                                 EXHIBIT 10.2.2

                                  TELERGY, INC.

                              FIRST MODIFICATION TO
                            STOCK PURCHASE AGREEMENT
                                  May 11, 1999
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                                  TELERGY INC.
                 FIRST MODIFICATION TO STOCK PURCHASE AGREEMENT

      This First Modification to Stock Purchase Agreement (this "Agreement") is entered into as of May 11, 1999, by and among Telergy, Inc., a New York corporation with offices at One Telergy Parkway, East Syracuse, New York 13057 (the "Company"), and Niagara Mohawk Energy, Inc., ("NME") a Delaware corporation with offices at 507 Plum Street, Syracuse, New York 13204, and Opinac North America, Inc. (Opinac) (NME and Opinac are sometimes referred to herein collectively as the "Purchasers") and, with respect to Sections 5.1 and 5.4 only, Kevin J. Kelly and Brian P. Kelly (the "Founders").

                                    RECITALS

      WHEREAS, NME and the Company entered into a Stock Purchase Agreement dated November 10, 1999; and

      WHEREAS, Opinac and the Company entered into a Securities Purchase Agreement dated May 11, 1999; and

      WHEREAS, in connection with their respective investments, the Purchasers desires to appoint designees to the Company's Board of Directors; and

      WHEREAS, the Company has agreed to appoint NME's designee as further provided in the Stock Purchase Agreement; and

      WHEREAS, the Company has agreed to appoint Opinac's designee as further provided herein.

            NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. DESIGNATION TO BOARD OF DIRECTORS

      The Board of Directors shall elect the NME designee to the Board on or before May 20, 1999, subject to shareholder ratification. As soon as practicable following the date hereof, the Board of Directors of the Company shall be composed of and fixed at a minimum of seven members, one whom shall be designated by NME, and one of whom shall be designated by Opinac. So long as the Purchasers collectively hold securities representing the right to hold a minimum of 10% of the outstanding shares of Class A Common stock (or such other number of shares of Class A Common stock and such other securities into which the Class A Common Stock may be converted or exchanged as a result of any stock split, stock dividend, reverse stock split, recombination, reclassification, recapitalization, reorganization, merger, consolidation or any other similar action ("Equivalents")), the Founders shall vote or cause to be voted their shares of the Company's capital stock in favor of the re-election of each of the Purchasers' designees to the Board, provided that such representation shall be proportionate to the Purchasers' ownership of Class A Common Stock
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(including Class A Common Stock which the Purchaser has the right to acquire).
In the event Purchasers' ownership of the Class A Common Stock or its Equivalent falls below 10% but remains equal to or greater than 5% of the outstanding Common Stock, Purchasers collectively shall be entitled to designate only one person to the Board of Directors, by written notice to the Company. In the event Purchasers ownership of Class A Common Stock or its equivalent falls below 5%, Purchasers shall not be entitled to designate any person to the Board.

      Such designees shall be entitled to access such information of the Company and its Subsidiaries as shall permit such designees to effectively function as Directors and shall serve as Directors consistent with the fiduciary duties imposed at law. Likewise, the Purchasers agree that, so long as they are the beneficial owner of capital stock of the Company, each shall vote or cause to be voted all of its shares in favor of the re-election of the Founders to the Board.

      Notwithstanding anything to the contrary herein, Opinac shall not be entitled to nominate a person to the Board and the Founders obligation to vote in favor of the Opinac designee shall become effective only upon conversion of the Note to the Conversion Shares as provided in the Securities Purchase Agreement. In the event such conversion has not been completed on or before July 10, 1999, unless the Company is in breach of its obligation to file pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Company's obligations with respect to Opinac's designation of a person to the Board, as well as Opinac's rights hereunder shall be of no further force and effect and shall terminate.


1.    Miscellaneous Provisions

      This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and performed entirely in New York.

      This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

      This Agreement may be amended or modified only upon the written consent of the Company and each of the Purchasers.

      The obligations of the Company and the rights of the Purchasers under this Agreement may be waived only with the written consent of the Purchasers.

      All notices required or permitted hereunder shall be in writing and shall be deemed effectively given for NME and the Company if given in the manner and method set forth in the Stock Purchase Agreement dated November 10, 1998, and for Opinac and the Company if given in the manner and method set forth in the Securities Purchase Agreement dated May 11, 1999.

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      Each of the parties shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

      In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

                                    COMPANY:

                                    TELERGY, INC.

                                    By: /s/Brian Kelly
                                        --------------------------
                                    Name: Brian Kelly
                                    Title: C.E.O.


                                    PURCHASERS:

                                    OPINAC NORTH AMERICA, INC.

                                    By: /s/Albert J. Budney, Jr.
                                        -------------------------
                                    Name: Albert J. Budney, Jr.
                                    Title: President


                                    NIAGARA MOHAWK ENERGY, INC.

                                    By:  /s/J. Phillip Frazier
                                        --------------------------
                                    Name: J. Phillip Frazier
                                    Title: C.E.O. & President


                                    FOUNDERS:

                                    /s/Kevin J. Kelly
                                    ----------------------------
                                    Kevin J. Kelly, individually

                                    /s/Brian Kelly
                                    ----------------------------
                                    Brian P. Kelly, individually